United Energy Corporation
OTC Bulletin Board
Symbol: UNRG


FOR IMMEDIATE RELEASE                              Contact: Mr. Ronald Wilen
                                                   Chairman of the Board
                                                   1-800-327-3456
                                                   www.UNRG.net


                UNITED ENERGY ANNOUNCES $6,000,000 FINANCING AND
                               NEW MANAGEMENT TEAM

      NEW YORK, NY - May 23, 2002 ... United Energy Corporation. (UNRG) today announced the sale of 6,000,000 shares of its common stock for cash, together with warrants to purchase as many as 3,000,000 additional shares, in a private placement transaction yielding $6,000,000 in gross proceeds.

      The financing transaction will provide the Company with resources for the further marketing and development of its chemical products, including its KH-30 product, which is used in enhanced oil well recovery programs and similar applications. Under the terms of the transaction, the Company sold 60 units of the securities for $100,000 per unit, each unit consisting of 100,000 shares of common stock and warrants to purchase 50,000 additional shares at an exercise price of $2.00 per share.

      The investment banking firm of Ladenburg Thalmann & Co. Inc. acted as placement agent for the offering.

      In addition, Andrew Lundquist (41) was named President of the Energy Division. He currently is a principal in the Washington, D.C. consulting firm that bears his name and before that, served as the director of energy policy for Vice President Richard Cheney. Lundquist led the cabinet-level task force on energy policy for Vice President Cheney that produced the President's National Energy Policy to provide reliable and environmentally clean energy for the future. The Company expects Mr. Lundquist to become a member of the Board of Directors.

      To immediately accelerate and assist product roll out, Jon Hebert (40) formerly of Sii Smith International/ChemTech, has been named director of the Company's energy enhancement group.

United Energy Corporation, continued

      "This cash infusion, together with the new senior management team, is expected to provide United Energy with the resources needed to successfully penetrate our markets and create meaningful revenues. We anticipate that Andrew Lundquist's expertise and relationships will be an invaluable asset to the Company's growth and success," said Ronald Wilen, Chairman.

      In an unrelated development, the Company also announced that its filings on Forms 10, 10-K and 10-Q have been accepted by the Securities and Exchange Commission. This action has allowed United Energy's common stock to be quoted on the OTC Bulletin Board as of April 26, 2002.

                                      # # #

      United Energy Corporation develops and distributes a diverse group of specialty chemical products having various applications in several industries and markets, including its KH-30 paraffin dispersant for the oil industry, specialty coatings for paper products, as well as fire retardants and marine products. United Energy is located in Secaucus, New Jersey, and its common stock is quoted on the OTC Bulletin Board under the symbol "UNRG"

                                      # # #

      The Securities sold in the private placement described above have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from registration requirements.


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         This release contains forward-looking statements that are subject to risks and uncertainties. These include statements about the Company's further product development and marketing, market penetration, anticipated revenues and the expected performance of new management. Actual results may differ materially from those indicated or suggested by these forward-looking statements as a result of various factors. These factors include, but are not limited to: the Company's ability to create markets for its products, namely KH-30; the need to increase sales of UNIPROOF(R); the Company's ability to generate meaningful revenues; the Company's continuing operating losses; the Company's reliance on third parties to market, sell and/or distribute the Company's products; the need for future capital; the Company's reliance on a relatively small number of customers for its revenues; any adverse impact as a result of environmental laws; competition; the integration of the Company's new management team; and the Company's ability to protect its patents and proprietary rights. We disclaim any obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.